SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                            FORM 8-K-A1

                           CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           July 31, 2003
                           -------------
                          Date of Report
                (Date of Earliest Event Reported)

                     ALPINE AIR EXPRESS, INC.
                     ------------------------
     (Exact Name of Registrant as Specified in its Charter)

     Delaware                  000-27011                  33-0619518
     --------                  ---------                  ----------
(State or other juris-       (Commission File No.)        (IRS Employer
diction of incorporation)                                   I.D. No.)

                         1177 Alpine Air Way
                          Provo, Utah 84601
                          -----------------
             (Address of Principal Executive Offices)

                           (801) 373-1508
                           --------------
                  Registrant's Telephone Number


Item 2.  Acquisition or Disposition of Assets.

     Effective as of July 31, 2003, our wholly-owned subsidiary, Alpine Aviation, Inc. ("Alpine Aviation"), and Mallette Family, L.L.C. ("Mallette Family") executed an Addendum Agreement for Sale and Purchase of Aircraft (the "Addendum"). The purpose of the Addendum was to correct certain errors contained in the Agreement for Sale and Purchase of Aircraft that the parties had entered into on the same date (the "Agreement"). On August 15, 2003, we filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the initial Agreement, which Current Report is incorporated herein by reference. See Item 7.

     Following the execution of the Agreement, the parties discovered that Alpine Air's credit for debt assumption had been underestimated by $241,612 and that its credit for lease deposits that it had made had been underestimated by $500. We executed the Addendum to correct the erroneous figures in the Agreement.

     The Addendum also revised:



     * Alpine Air's Promissory Note to Mallette Family (Exhibit C to the Agreement) to reflect the correct amount owing to Mallette Family as $1,476,381 rather than $1,718,493, as a result of the above-referenced adjustments;

     * Exhibit D to the Agreement, titled "Breakdown of Purchase Price," to properly reflect these credits; and
     * Paragraph 11 of the Agreement to specifically rescind the Option Agreement between the parties, dated August 1, 2002.

     The Addendum and revised Exhibits C and D to the Agreement are attached hereto and incorporated herein by reference. See Item 7.

Item 7.  Financial Statements and Exhibits.*

     Current Report on Form 8-K, dated July 31, 2003.

     Exhibits.

Exhibit
Number                   Description
------                   -----------

 10.1                    Addendum Agreement for Sale and Purchase of Aircraft
                            Revised Exhibit C - Promissory Note
                            Revised Exhibit D - Breakdown of Purchase Price

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ALPINE AIR EXPRESS, INC.


Date: 2/19/04                     /s/ Eugene R. Mallette
     --------                    ------------------------
                                 Eugene R. Mallette
                                 Chief Executive Officer